77Q(1)(a): Copies of material amendments to the Trust's Declaration of Trust

Amendment No. 46 dated November 8, 2007 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
(a)(47) to Post-Effective Amendment No. 173 to registrant's registration statement on Form N-1A filed with the Securities and Exchange Commission on November 27, 2007 (Accession No. 0000950123-07-015968).

Amendment No. 47 dated November 8, 2007 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
(a)(48) to Post-Effective Amendment No. 173 to registrant's registration statement on Form N-1A filed with the Securities and Exchange Commission on November 27, 2007 (Accession No. 0000950123-07-015968).

Amendment No. 48 dated December 13, 2007 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
(a)(49) to Post-Effective Amendment No. 183 to registrant's registration statement on Form N-1A filed with the Securities and Exchange Commission on January 18, 2008 (Accession No. 0000950123-08-000557).